Sonic Foundry Announces Fiscal 2017 Third Quarter Financial Results

MADISON, Wis. - August 10, 2017- Sonic Foundry, Inc. (NASDAQ: SOFO), the trusted leader for video creation and management solutions, today announced consolidated financial results for its fiscal 2017 third quarter ended June 30, 2017.

Fiscal 2017 Third Quarter Highlights

•	Total revenues of $9.8 million, flat with $9.8 million in the third quarter of 2016

•	Gross margin remained at $7.2 million, or 74% of sales, the same as the third quarter of 2016

•	Adjusted EBITDA of $246 thousand compared to $240 thousand in the third quarter of 2016

•	Net loss of $(489) thousand, or $(0.13) per share compared to a net loss of $(552) thousand, or $(0.13) per share in the third quarter of 2016

•	Billings totaled $10.3 million in the third quarter of 2017, a decline of 7% compared to the same period last year

•
Unearned revenue from services and products decreased $876 thousand during the first three quarters of 2017 due to realization of deferred amounts for events and an international customer. The balance was $13.2 million as of June 30, 2017, compared to $14.1 million at the beginning of the year

Fiscal 2017 Third Quarter Review

Domestic higher education and events accounts experienced reduced activity during the quarter compared to last year while results in Japan were significantly better. International product and service billings accounted for 42% percent of Sonic Foundry’s consolidated billings in the third quarter of fiscal 2017, compared to 34% percent in the third quarter of fiscal 2016. Our Japanese subsidiary recognized the remaining billing from the five-year contract it initiated during the second quarter of fiscal 2017, which generated total billings of over $800 thousand during the third quarter of fiscal 2017. Approximately $600 thousand of product revenue was recognized during the third quarter of fiscal 2017 from this contract and the remaining deferred support amount will be recognized over the life of the contract.

“The third fiscal quarter demonstrated significant improvements over the previous quarter. Strong cash collections and acceleration of inventory sell-through resulted in over $2 million in operating cash flow for the quarter which has funded all of the company’s operating cash year to date. We made significant improvement in net income, reducing our loss in the second quarter by nearly $1 million,” said Gary Weis, CEO of Sonic Foundry.

“While revenue was flat when compared to the third quarter of the prior year, our strategic customer base of large universities and corporate customers continues to remain loyal and grow. We have plans in place to accelerate growth in the middle market of higher education. We are launching new and exciting products this month, with the objective of providing more right-sized lecture capture solutions to these new market segments. These dynamics have us positioned for long-term financial performance improvements, and should result in positive contributions to our results in the fourth fiscal quarter, and enable us to build on this quarter’s progress as we close out the year and beyond.”

Non-GAAP Financial Information
To supplement and enhance the reader’s understanding of our operating performance and our ability to satisfy lender requirements, we disclose adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (adjusted EBITDA), a non-GAAP measure of operating performance. Our adjusted EBITDA measure additionally adds back stock compensation expense from the SEC definition of EBITDA. As such, our adjusted EBITDA may not be comparable to similarly titled measures reported by other companies, and should not be viewed as an alternative to net income as a measurement of our operating performance. Our credit agreement contains a minimum EBITDA calculation based, in part, on adjusted EBITDA since this measure is representative of adjusted income available for debt and interest payments. A reconciliation of net loss to adjusted EBITDA for the quarters and nine months ended June 30, 2017 and 2016 are included in the release. The company is unable to provide a reconciliation of projected EBITDA to projected net income due to the unknown effect, timing and potential significance of certain income statement items.

Webcast
The company will hold its corporate webcast for analysts and investors at 4:30 p.m. ET today, August 10. Sonic Foundry will use its webcasting technology, Mediasite, to stream the presentation for live and on-demand viewing. To access the webcast register at www.sonicfoundry.com/earnings on or before August 10, 2017. A video archive of the full earnings call, including Q&A, will be available for 90 days.

About Sonic Foundry®, Inc.
Sonic Foundry (NASDAQ:SOFO) is the global leader for video capture, management and streaming solutions. Trusted by more than 4,300 educational institutions, corporations, health organizations and government entities in 65 countries, its Mediasite Video Platformquickly and cost-effectively automates the capture, management, delivery and search of live and on-demand streaming videos. Leading research firms Aragon, Forrester, Wainhouse and Frost & Sullivan recognize Sonic Foundry as a leader in enterprise video, webcasting and lecture capture. Learn more at www.sonicfoundry.com and @mediasite.

© 2017 Sonic Foundry, Inc. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Forward Looking Statements
This news release contains forward-looking statements about the products and services of Sonic Foundry within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward looking statements include statements about our products and services, our customer base, strategic investments, new partnerships, our future operating results and any statements we make about the company’s future.  These types of statements address matters that are subject to many risks and uncertainties. Actual results could differ materially from the forward-looking guidance we provide.  Any forward-looking statements should be considered in context of the risk factors disclosed in our periodic forms 10Q, 10K and other filings with the SEC.  These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the company’s investor relations department.  All of the information and disclosures we make in this news release regarding our business, including any forward looking guidance, are as of the date given and we assume no obligation to update or change this information, regardless of subsequent events.

Contacts:

Media:
Tammy Jackson
Director of Communications
Sonic Foundry
608.770.9052
tammy@sonicfoundry.com

Investor:
Peter Seltzberg, Managing Director
Darrow Associates, Inc.
1951 Lowell Lane
Merrick, NY 11566
516-419-9915
pseltzberg@darrowir.com
www.darrowir.com

Sonic Foundry, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share data)
(Unaudited)

	June 30, 2017	September 30, 2016
Assets
Current assets:
Cash and cash equivalents	$1,605	$1,794
Accounts receivable, net of allowances of $375 and $225	9,191	11,646
Inventories	1,119	1,904
Investment in sales-type lease, current	118	—
Prepaid expenses and other current assets	1,144	1,404
Total current assets	13,177	16,748
Property and equipment:
Leasehold improvements	1,042	879
Computer equipment	6,499	5,837
Furniture and fixtures	911	825
Total property and equipment	8,452	7,541
Less accumulated depreciation and amortization	6,583	5,510
Property and equipment, net	1,869	2,031
Other assets:
Goodwill	11,036	11,310
Customer relationships, net of amortization of $923 and $723	1,558	1,882
Product rights, net of amortization of $380 and $287	292	385
Investment in sales-type lease, long-term	377	—
Other long-term assets	647	726
Total assets	$28,956	$33,082
Liabilities and stockholders’ equity
Current liabilities:
Revolving lines of credit	$2,270	$1,772
Accounts payable	1,252	961
Accrued liabilities	1,499	1,883
Unearned revenue	11,370	12,834
Current portion of capital lease and financing arrangements	298	283
Current portion of notes payable, net of discounts	1,116	1,491
Current portion of subordinated note payable	—	93
Total current liabilities	17,805	19,317
Long-term portion of unearned revenue	1,845	1,257
Long-term portion of capital lease and financing arrangements	295	231
Long-term portion of notes payable and warrant debt, net of discounts	117	871
Derivative liability, at fair value	25	67
Other liabilities	402	259
Deferred tax liability	4,444	4,564
Total liabilities	24,933	26,566
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 1,000 shares; 830 shares issued and outstanding, at amounts paid in	756	—
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 10,000,000 shares; 4,462,609 and 4,424,275 shares issued and 4,449,893 and 4,411,559 shares outstanding, respectively	45	44
Additional paid-in capital	197,698	197,064
Accumulated deficit	(193,668)	(190,214)
Accumulated other comprehensive loss	(613)	(183)
Receivable for common stock issued	(26)	(26)

Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ equity	4,023	6,516
Total liabilities and stockholders’ equity	$28,956	$33,082

Sonic Foundry, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Product and other	$4,420	$4,062	11,543	$12,162
Services	5,413	5,755	16,157	16,356
Total revenue	9,833	9,817	27,700	28,518
Cost of revenue:
Product and other	1,560	1,547	4,728	4,823
Services	1,026	1,035	2,952	2,811
Total cost of revenue	2,586	2,582	7,680	7,634
Gross margin	7,247	7,235	20,020	20,884
Operating expenses:
Selling and marketing	4,368	4,575	13,186	13,449
General and administrative	1,482	1,371	4,400	4,218
Product development	1,768	1,741	5,581	4,999
Total operating expenses	7,618	7,687	23,167	22,666
Loss from operations	(371)	(452)	(3,147)	(1,782)
Non-operating income (expenses):
Interest expense, net	(130)	(149)	(396)	(452)
Other income (expense), net	34	31	(43)	34
Total non-operating expenses	(96)	(118)	(439)	(418)
Loss before income taxes	(467)	(570)	(3,586)	(2,200)
Benefit (provision) for income taxes	(22)	18	132	(270)
Net loss	(489)	(552)	(3,454)	(2,470)
Dividends on preferred stock	(75)	—	(75)	—
Net loss attributable to common stockholders	$(564)	$(552)	$(3,529)	$(2,470)
Loss per common share:
– basic	$(0.13)	$(0.13)	$(0.80)	$(0.56)
– diluted	$(0.13)	$(0.13)	$(0.80)	$(0.56)
Weighted average common shares
– basic	4,449,893	4,402,479	4,429,006	4,381,987
– diluted	4,449,893	4,402,479	4,429,006	4,381,987

Sonic Foundry, Inc.
Condensed Consolidated Adjusted EBITDA Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016

Net loss	$(489)	$(552)	$(3,454)	$(2,470)
Add:
Depreciation and amortization	505	533	1,516	1,619
Income tax expense	22	(18)	(132)	270
Interest expense	107	127	327	430
Stock-based compensation expense	101	150	487	671
Adjusted EBITDA	$246	$240	$(1,256)	$520

Sonic Foundry, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended June 30,
	2017	2016
Operating activities
Net loss	$(3,454)	$(2,470)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of other intangibles	420	515
Depreciation and amortization of property and equipment	1,096	1,181
Gain on sale of fixed assets	8	—
Provision for doubtful accounts	150	(50)
Deferred taxes	(42)	253
Stock-based compensation expense related to stock options	487	671
Remeasurement gain on subordinated debt	(6)	(4)
Remeasurement gain on derivative liability	(42)	(53)
Changes in operating assets and liabilities:
Accounts receivable	2,191	1,165
Inventories	771	239
Prepaid expenses and other current assets	(190)	43
Accounts payable and accrued liabilities	(8)	(717)
Other long-term liabilities	158	(66)
Unearned revenue	(823)	1,101
Net cash provided by operating activities	716	1,808
Investing activities
Purchases of property and equipment	(676)	(208)
Net cash used in investing activities	(676)	(208)
Financing activities
Proceeds from notes payable	—	500
Proceeds from line of credit	17,531	11,845
Payments on notes payable	(1,317)	(1,279)
Payments on line of credit	(16,999)	(12,076)
Payment of debt issuance costs	(26)	(36)
Proceeds from issuance of preferred stock, common stock and warrants	771	31
Payments on capital lease and financing arrangements	(255)	(202)
Net cash used in financing activities	(295)	(1,217)
Changes in cash and cash equivalents due to changes in foreign currency	66	(30)
Net increase (decrease) in cash and cash equivalents	(189)	353
Cash and cash equivalents at beginning of period	1,794	1,976
Cash and cash equivalents at end of period	$1,605	$2,329
Supplemental cash flow information:
Interest paid	$403	$459
Income taxes paid, foreign	27	10
Non-cash financing and investing activities:
Property and equipment financed by capital lease or accounts payable	358	355
Debt discount	—	16
Stock issued for board of director's fees	133	164
Deemed dividend for beneficial conversion feature of preferred stock	69	—
Preferred stock dividends paid in additional shares	6	—